CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of Park Place Energy Corp. of our report dated February 15, 2007 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants

November 29, 2007